Exhibit 3.1

As amended and restated effective as of March 30, 2020

THERMO FISHER SCIENTIFIC INC.

BY-LAWS

i

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THERMO FISHER SCIENTIFIC INC.

BY-LAWS

ARTICLE I -STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as the Board of Directors may each year fix. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting.

Section 2. Special Meetings. Special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board of Directors, or the Chief Executive Officer. Special meetings may be held at such place, if any, on such date, and at such time as the person(s) calling the meeting may specify. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting.

Section 3. Notice of Meetings. Notice of the place, date, and time of all meetings of the stockholders and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise required by the Delaware General Corporation Law (meaning, here and hereinafter, the General Corporation Law of the State of Delaware, as amended and in effect from time to time, the “Delaware General Corporation Law”).

Section 4. Quorum; Adjournments. At any meeting of the stockholders, the holders of a majority in voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by the Certificate of Incorporation or the Delaware General Corporation Law. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the presiding officer may adjourn the meeting to another place or time. When a meeting is adjourned to another place or time, notice need not be given of the adjourned meeting if the place, if any, and time thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that could have been transacted at the original meeting.

Section 5. Voting; Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder unless otherwise provided by the Delaware General Corporation Law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for the stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law, delivered in accordance with the procedure established for the meeting. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

When a quorum is present at any meeting, the affirmative vote of holders of a majority in voting power of the stock present or represented and entitled to vote and voting affirmatively or negatively on a matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority of the stock of that class present or represented and voting affirmatively or negatively on a matter) shall constitute stockholder action on any matter to be voted upon by the stockholders at such meeting, except when a different or minimum vote is required by the Delaware General Corporation Law, the Certificate of Incorporation, these By-laws, the rules and regulations of any stock exchange applicable to the Corporation, or any law or regulation application to the Corporation or its securities, in which case, such different or minimum vote shall be the applicable vote on the matter. Except as may be otherwise required by the Certificate of Incorporation, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election), provided that if, on the tenth business day before the Corporation first mails its notice of meeting for such meeting to the stockholders, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

Section 6. Inspectors of Elections. The Corporation may, and to the extent required by the Delaware General Corporation Law, shall, in advance of any meeting of the stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof and perform the other duties of inspectors at meetings of stockholders as set forth in the Delaware General Corporation Law. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by the Certificate of Incorporation or the Delaware General Corporation Law, shall, appoint one or more persons to act at the meeting. Each inspector, before entering the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability.

Section 7. Presiding Officer and Secretary. The Chairman of the Board, or in the Chairman’s absence, the Chief Executive Officer, or in the Chief Executive Officer’s absence, the President, or in the President’s absence, the Chief Financial Officer, in such order, or, in the absence of all of them, any person designated by the Board of the Directors, shall call meetings of the stockholders to order, and shall act as presiding officer of such meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer shall have the power to convene and (for any or no reason) to recess or adjourn meetings to another place, if any, or time, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding officer shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such presiding officer shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the presiding officer, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. The Secretary of the Corporation, or in the Secretary’s absence, any Assistant Secretary, shall act as the secretary at all meetings of the stockholders, but in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint any person to act as secretary of the meeting.

Section 8. List of Stockholders. The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 9. Advance Notice of Stockholder Nominations and Proposals.

1. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice with respect to such meeting, (b) by or at the direction of the Board, (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 9 or (d) by an Eligible Stockholder (as defined in Section 10 of this Article I) whose Stockholder Nominee (as defined in Section 10 of this Article I) is included in the Corporation’s proxy materials for the relevant annual meeting of stockholders pursuant to Section 10 of this Article I.

2. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the Delaware General Corporation Law, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under the Delaware General Corporation Law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 9, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies or votes sufficient to have required the delivery of such a Solicitation Notice under this Section 9. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 or more than 75 days prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed (other than as a result of adjournment) by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to being named in the Corporation’s proxy statement as a nominee of the stockholder and to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class, series and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under the Delaware General Corporation Law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”), (iv) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this paragraph 2 of Section 9 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

3. Notwithstanding anything in the second sentence of the second paragraph of this Section 9 to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under the second paragraph of this Section 9 and there is no public announcement naming the nominees for additional directorships at least 70 days prior to the Anniversary, a stockholder’s notice required by this By-law shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

4. Only persons nominated in accordance with the procedures set forth in this Section 9 or Section 10, as applicable, shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. The presiding officer of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these

By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 9 and Section 10 of these By-laws, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

5. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 9, including, without limitation, the procedures regarding Solicitation Notices. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, nominations by stockholders of persons for election to such positions as specified in the Corporation’s notice of meeting may be made at such a special meeting of stockholders if the stockholder’s notice required by the second paragraph of this Section 9 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

For purposes of this Section 9 and Section 10 of this Article I, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 10. Proxy Access.

1. Subject to the provisions of this Section 10, the Corporation shall include in its proxy statement (including its form of proxy) for an annual meeting of stockholders the name of any stockholder nominee for election to the Board of Directors submitted pursuant to this Section 10 (each a “Stockholder Nominee”) provided (a) timely written notice of such Stockholder Nominee satisfying this Section 10 (“Notice”) is delivered to the Corporation by or on behalf of a stockholder or stockholders that, at the time the Notice is delivered, satisfy the ownership and other requirements of this Section 10 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”), (b) the Eligible Stockholder expressly elects in writing at the time of providing the Notice to have its nominee included in the Corporation’s proxy statement pursuant to this Section 10, and (c) the Eligible Stockholder and the Stockholder Nominee otherwise satisfy the requirements of this Section 10 and the director qualifications requirements set forth in the Corporation’s Corporate Governance Guidelines and any other document(s) setting forth qualifications for directors.

2. To be timely, an Eligible Stockholder’s notice must be received in writing by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed (other than as a result of adjournment) by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, a stockholder’s notice must be so received not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of (a) the 120th day prior to such annual meeting and (b) the tenth day following the day on which notice of the date of such annual meeting was mailed or public announcement (as defined in Section 9 of this Article I) of the date of such annual meeting was made, whichever first occurs. In no event shall the public announcement of any adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of an Eligible Stockholder’s notice as described above.

3. In addition to including the name of the Stockholder Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation also shall include (a) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (b) if the Eligible Stockholder so elects, a Statement (defined below) (collectively, the “Required Information”). Nothing in this Section 10 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Stockholder Nominee.

4. The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy statement pursuant to this Section 10 but either are subsequently withdrawn or that the Board of Directors decides to nominate (the latter a “Board Nominee”)) appearing in the Corporation’s proxy statement with respect to an annual meeting of stockholders shall not exceed the greater of (a) two or (b) 20% of the number of directors in office as of the last day on which notice of a nomination may be received pursuant to this Section 10 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (such greater number the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by (i) the number of director candidates for which the Corporation shall have received one or more valid notices that a stockholder intends to nominate director candidates at the annual meeting of stockholders pursuant to Section 9 of this Article I; provided further, that in no event shall the Permitted Number be less than one, (ii) any number of director candidates who will be included in the Corporation’s proxy materials with respect to the annual meeting as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares of capital stock of the Corporation, by such stockholder or group of stockholders, from the Corporation); provided, that in no event shall the Permitted Number be less than one, and (iii) any number of directors in office as of the nomination deadline who were included in the Corporation’s proxy statement as a Stockholder Nominee for any of the two preceding annual meetings and whom the Board of Directors decides to nominate for election to the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced.

5. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 10 exceeds the Permitted Number, each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the Corporation’s proxy statement until the Permitted Number is reached, going in order of the amount (greatest to least) of the Corporation’s capital stock entitled to vote on the election of directors as disclosed in the Notice. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

6. An Eligible Stockholder must have owned (as defined below) continuously for at least three years a number of shares that represents 3% or more of the Corporation’s outstanding shares of capital stock entitled to vote in the election of directors (the “Required Shares”) as of both the date the Notice is received by the Corporation in accordance with this Section 10 and the record date for determining stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the annual meeting date. For purposes of satisfying the ownership requirement under this Section 10, the shares of the Corporation’s capital stock owned by one or more stockholders, or by the person or persons who own shares of the Corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that (a) the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, (b) each stockholder or other person whose shares are aggregated shall have held such shares continuously for at least three years, and (c) a group of two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer (or by a group of related employers that are under common control), or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or person for this purpose. Whenever an Eligible Stockholder consists of a group of stockholders and/or other persons, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 10 must be satisfied by and as to each such stockholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 10. With respect to any one particular annual meeting, no stockholder or other person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 10.

7. For purposes of this Section 10, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the person possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (a) and (b) shall not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (B) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate. A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.

8. A person’s ownership of shares shall be deemed to continue during any period in which (a) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice and provides a representation that it will promptly recall, and promptly recalls, such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy statement, or (b) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 10, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

9. An Eligible Stockholder must provide with its Notice the following in writing to the Secretary: (a) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice is received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide (i) within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and (ii) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders; (b) documentation satisfactory to the Corporation demonstrating that a group of funds qualifies to be treated as one stockholder or person for purposes of this Section 10, if applicable; (c) a representation that the Eligible Stockholder (including each member of any group of stockholders and/or persons that together is an Eligible Stockholder hereunder) (i) intends to continue to own the Required Shares through the date of the annual meeting, (ii) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (iii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 10, (iv) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a Board Nominee, (v) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and (vi) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (d) the written consent of each Stockholder Nominee to be named in the Corporation’s proxy statement as a nominee and to serve as a director if elected; (e) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; (f) the information required to be provided by Section 9 of this Article I, as applicable; (g) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (h) an undertaking that the Eligible Stockholder agrees to (i) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder provides to the Corporation, (ii) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees in connection with the Eligible Stockholder’s nomination and/or efforts to elect its Stockholder Nominee(s) pursuant to this Section 10, (iii) file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the annual meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (iv) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the annual meeting.

10. The Eligible Stockholder may include with its Notice, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed 500 words per Stockholder Nominee, in support of each Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 10, the Corporation may omit from its proxy statement any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard.

11. Each Stockholder Nominee must (a) provide within five business days of the Corporation’s request an executed agreement, in a form deemed satisfactory to the Corporation, that (i) the Stockholder Nominee has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines and all other Corporation policies and guidelines applicable to directors, including with regard to securities trading, (ii) the Stockholder Nominee is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and (iii) the Stockholder Nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification (a “Compensation Arrangement”) in connection with such person’s nomination or candidacy for director and/or service as a director that has not been disclosed to the Corporation; (b) complete, sign and submit all questionnaires required of the Corporation’s Board of Directors within five business days of receipt of each such questionnaire from the Corporation; and (c) provide within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine whether such Stockholder Nominee meets the requirements of this Section 10 and/or the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether (i) such Stockholder Nominee is independent under the listing standards of any U.S. exchange upon which the Corporation’s capital stock is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors (collectively, the “Independence Standards”), (ii) such Stockholder Nominee has any direct or indirect relationship with the Corporation, and (iii) such Stockholder Nominee has been subject to (A) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) or (B) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act.

12. In the event that any information or communications provided by the Eligible Stockholder or Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 10.

13. The Corporation shall not be required to include, pursuant to this Section 10, a Stockholder Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation) (a) if the Eligible Stockholder who has nominated such Stockholder Nominee has nominated for election to the Board of Directors at the annual meeting any person other than pursuant to this Section 10, or has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a Board Nominee, (b) who is not independent under the Independence Standards, (c) whose election as a member of the Board of Directors would violate or cause the Corporation to be in violation of these By-laws, the Corporation’s certificate of incorporation, the Corporation’s Corporate Governance Guidelines or other document setting forth qualifications for directors, the listing standards of any U.S. exchange upon which the Corporation’s capital stock is listed, or any applicable state or federal law, rule or regulation, (d) if the Stockholder Nominee is or becomes a party to any undisclosed or prohibited Voting

Commitment, (e) if the Stockholder Nominee is or becomes a party to any undisclosed Compensation Arrangement, (f) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (g) whose then-current or prior business or personal interests place such Stockholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause such Stockholder Nominee to violate any fiduciary duties of directors established pursuant to Delaware law, including but not limited to the duty of loyalty and duty of care, (h) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (i) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act, or (j) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached any of its or their agreements, representations, undertakings and/or obligations pursuant to this Section 10.

14. Notwithstanding anything to the contrary set forth herein, if (a) the Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached its or their agreements, representations, undertakings and/or obligations pursuant to this Section 10, as determined by the Board of Directors or the person presiding at the annual meeting, or (b) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 10, (x) the Board of Directors or the person presiding at the annual meeting shall be entitled to declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and (y) the Corporation shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder.

15. Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders but either (a) withdraws from or becomes ineligible or unavailable for election at the annual meeting or (b) does not receive a number of votes cast in favor of his or her election at least equal to 25% of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the Stockholder Nominee’s election, shall be ineligible to be included in the Corporation’s proxy statement as a Stockholder Nominee pursuant to this Section 10 for the next two annual meetings of stockholders following the annual meeting for which the Stockholder Nominee has been nominated for election.

Section 11. Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Deliveries made to the Corporation’s registered office in Delaware shall be by hand or certified or registered mail, return receipt requested. No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a number of stockholders sufficient to take such action are delivered to the Corporation in the manner specified in this paragraph within sixty (60) days of the first date on which a written consent is so delivered to the Corporation.

If action is taken by consent of stockholders and in accordance with the foregoing, there shall be filed with the records of the meetings of stockholders the writing or writings comprising such consent.

If action is taken by less than unanimous consent of stockholders, prompt notice of the taking of such action without a meeting shall be given to those who have not consented in writing and a certificate signed and attested to by the Secretary of the Corporation that such notice was given shall be filed with the records of the meetings of stockholders.

In the event that the action consented to is such as would have required the filing of a certificate under any provision of the Delaware General Corporation Law, if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning a vote of stockholders, that written consent has been given under Section 228 of the Delaware General Corporation Law.

Section 12. Meetings by Remote Communication. If authorized by the Board of Directors, in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may by means of remote communication, to the fullest extent permitted by law: (a) participate in a meeting of stockholders, and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication.

ARTICLE II -DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by the Certificate of Incorporation or the Delaware General Corporation Law. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by the Certificate of Incorporation or the Delaware General Corporation Law, may exercise the powers of the full Board of Directors until the vacancy is filled. The Board of Directors may appoint a Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such duties and possess such powers as are assigned to the Chairman by the Board of Directors.

Section 2. Number and Qualification. Except as otherwise required by the Certificate of Incorporation, the number of directors that shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three (3). The number of directors may be increased at any time by resolution of the Board of Directors. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office (so long as a quorum is present), but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The Board of Directors shall be comprised of a majority of directors who are determined by the Board of Directors to be independent directors as such term is defined by Section 303A(2) of the New York Stock Exchange Listed Company Manual.

Section 3. Terms of Office. Each director shall be elected for a term expiring at the next annual meeting of stockholders following such director’s election and shall remain in office until a successor is elected and qualified, or until such director’s earlier death, resignation or removal; provided, however, that the foregoing shall not shorten the term of any incumbent director as of such date.

Section 4. Removal. Except as otherwise provided by the Certificate of Incorporation or the Delaware General Corporation Law, any one or more or all of the directors of the Corporation may be removed, with or without cause, by the holders of a majority of the voting power of the shares entitled to vote thereon.

Section 5. Vacancies. Except as otherwise required by the Certificate of Incorporation or the Delaware General Corporation Law, any vacancy in the Board of Directors, however occurring, or any newly-created directorship resulting from an enlargement of the size of the Board of Directors, shall be filled only by vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director and not by the stockholders. A director elected to fill a vacancy or a newly-created directorship shall serve for a term expiring at the next annual meeting of stockholders following such director’s election, and shall remain in office until the election and qualification of the director’s successor or the director’s earlier death, resignation or removal.

Section 6. Resignations. Any director may resign by delivering a resignation to the Corporation at its principal office or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 7. Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, a majority of the total number of the whole Board of Directors, or by one director in the event that there is only a single director in office and may be held at any time and place, within or without the State of Delaware, as specified by the person(s) calling the meeting.

Section 8. Notice of Meetings. No notice of the annual or other regular meetings of the Board of Directors need be given. Notice of any special meeting of directors shall be given to each director by the Secretary. Notice to each director shall be duly given by mailing the same not later than the second business day before the meeting, or by giving notice in person, by fax, by telephone, or by any other electronic means not later than four hours before the meeting. No notice of a meeting need be given if all directors are present in person. Any business may be transacted at any meeting of the Board of Directors, whether or not specified in a notice of the meeting.

Section 9. Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time to a different date, place, or time without further notice (or waiver of notice) other than announcement at the meeting, until a quorum shall be present.

Section 10. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of the directors present shall be sufficient to take any action, unless a different vote is specified by the Delaware General Corporation Law, the Certificate of Incorporation or these By-laws.

Section 11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained.

Section 12. Meetings by Telephone Conference Call. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

Section 13. Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings of the Board of Directors or committees of the Board of Directors as the Board of Directors or any committee to which the Board has delegated responsibility for establishing director compensation may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent, subsidiary, or affiliate corporations in any other capacity and receiving compensation for such service.

Section 14. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. In addition to other committees that the Board of Directors may designate from time to time, the Board of Directors shall designate a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee and a Shareholder Rights Plan Committee, each of which shall be comprised only of directors of the Corporation who are determined by the Board of Directors (i) to be “independent directors” as such term is defined by Section 303A(2) of the New York Stock Exchange Listed Company Manual and (ii) with respect to members of the Audit Committee only, to also be “independent” as such term is defined by Rule 10A-3(b)(1) of the Securities and Exchange Commission. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the Delaware General Corporation Law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-laws for the Board of Directors. A majority of the members of a committee shall constitute a quorum unless the committee consist of one or two members, in which event, one member shall constitute a quorum. All matters shall be determined by a majority vote of the committee members present.

ARTICLE III -OFFICERS

Section 1. General Provisions; Qualification. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a General Counsel, a Treasurer and a Secretary, and may include one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries and such other officers as the Board of Directors may deem appropriate. Any two or more offices may be held by the same person.

Section 2. Election. Officers of the Corporation shall be elected annually by the Board of Directors.

Section 3. Tenure. Except as otherwise provided by the Delaware General Corporation Law, by the Certificate of Incorporation or by these By-laws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until such officer’s earlier death, resignation or removal.

Section 4. Resignation and Removal. Any officer may resign by delivering a resignation to the Corporation at its principal office or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause by vote of the Board of Directors.

Section 5. Vacancies. The Board of Directors may at any time fill any vacancy occurring in any office for any reason. Each such successor shall hold office for the unexpired term of such successor’s predecessor and until such successor’s successor is elected and qualified, or until such successor’s earlier death, resignation or removal.

Section 6. The Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general charge of the business and affairs of the Corporation. The Chief Executive Officer shall employ and discharge employees and agents of the Corporation, except such as shall hold their offices by appointment of the Board of Directors, but the Chief Executive Officer may delegate these powers to other officers as to employees under their immediate supervision. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

Section 7. The President. The Board of Directors may appoint an officer of the Corporation to serve as the President of the Corporation. The President shall perform such of the duties of the Chief Executive Officer of the Corporation on behalf of the Corporation as may be assigned to the President from time to time by the Board of Directors or the Chief Executive Officer. In the absence or inability of the Chief Executive Officer to act, the President shall have and possess all of the powers and discharge all of the duties of the Chief Executive Officer, subject to the control of the Board of Directors.

Section 8. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer, or the President may from time to time prescribe.

Section 9. Chief Financial Officer. The Board of Directors shall appoint an officer to serve as the Chief Financial Officer of the Corporation. The Chief Financial Officer shall be responsible for the Corporation’s public financial reporting obligations and shall have such further powers and duties as are incident to the position of Chief Financial Officer, subject to the direction of the Chief Executive Officer and the Board of Directors.

Section 10. General Counsel. The Board of Directors shall appoint an officer to serve as the General Counsel of the Corporation. The General Counsel shall be the chief legal officer of the Corporation and shall be responsible for all legal affairs of the Corporation, and shall have such further powers and duties as are incident to the position of General Counsel.

Section 11. The Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to the Treasurer by the Board of Directors or the Chief Executive Officer. In addition, subject to the direction of the Board of Directors, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories, to disburse such funds, to make proper accounts of such funds, and to render statements of all such transactions and of the financial condition of the Corporation.

Section 12. The Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders and shall attend to the giving and serving of all notices of the Corporation. The Secretary shall have custody of the seal of the Corporation and shall affix the seal to all certificates of shares of stock of the Corporation and to such other papers or documents as may be proper and, when the seal is so affixed, the Secretary shall attest the same by the Secretary’s signature wherever required. The Secretary shall have charge of the stock certificate book, transfer book, and stock ledger, and such other books and papers as the Board of Directors may direct. The Secretary shall, in general, perform all the duties of secretary, subject to the control of the Board of Directors.

Section 13. Assistant Treasurers. In the absence or inability of the Treasurer to act, any Assistant Treasurer may perform all the duties and exercise all of the powers of the Treasurer, subject to the control of the Board of Directors. An Assistant Treasurer shall also perform such other duties as the Board of Directors, the Chief Executive Officer, or the Treasurer may from time to time prescribe.

Section 14. Assistant Secretaries. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary, subject to the control of the Board of Directors. An Assistant Secretary shall also perform such other duties as the Board of Directors, the Chief Executive Officer, or the Secretary may from time to time prescribe.

Section 15. Other Officers. Other officers shall perform such duties and have such powers as may from time to time be assigned to them by the Board of Directors.

Section 16. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer, for the time being, the powers or duties, or any of them, of such officer upon any other officer, or upon any director.

Section 17. Salaries. Officers of the Corporation shall be entitled to such salaries, compensation, or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE IV -CAPITAL STOCK

Section 1. Shares of Stock. The shares of capital stock of the Corporation shall be uncertificated and shall not be represented by certificates, except to the extent as may be required by applicable law or as otherwise authorized by the Board of Directors. The preceding sentence shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of capital stock of the Corporation represented by certificates shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of the Corporation by two authorized officers of the Corporation (it being understood that each of the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer shall be an authorized person for these purposes), certifying the class and number of shares of record owned by such stockholder in the Corporation. Any or all of the signatures may be a facsimile.

Section 2. Transfer of Shares of Stock. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the books of the Corporation by an entry showing from and to whom transferred.

Section 3. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors or transfer agent may establish concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 4. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by the Delaware General Corporation Law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion, or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received by the Secretary, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceeding of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 5. Regulations. The issue, transfer, conversion and registration of shares of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE V -GENERAL PROVISIONS

Section 1. Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation shall end on December 31.

Section 2. Corporate Seal. The corporate seal shall be in such form as may be approved by the Board of Directors. The corporate seal may be altered from time to time by the Board.

Section 3. Waiver of Notice. Whenever any notice whatsoever is required to be given by the Delaware General Corporation Law, by the Certificate of Incorporation or by these By-laws, a waiver of such notice given by the person entitled to such notice or such person’s duly authorized attorney, whether before or after the time of the event for which notice is to be given shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. The appearance of such person at such meeting in person or by proxy, shall constitute waiver of notice except attendance for the sole purpose of objecting at the beginning of the meeting to the timeliness or lack of notice.

Section 4. Voting of Securities. Subject always to the specific directions of the Board of Directors, any officer of the Corporation may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at, any meeting of stockholders or securityholders of any other corporation or organization, the securities of which may be held by this Corporation. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

Section 5. Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

Section 6. Certificate of Incorporation. All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended, restated and in effect from time to time.

Section 7. Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors that authorizes the contract or transaction or solely because the interested directors’ votes are counted for such purpose, if:

(1) The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(2) The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

Section 8. Severability. Any determination that any provision of these By-laws is for any reason inapplicable, illegal, or ineffective shall not affect or invalidate any other provision of these By-laws.

Section 9. Limitation on Stock Option Repricing. No stock option granted to an officer or director of the Corporation shall, after issuance, be repriced to a lower exercise price (other than adjustments for stock splits, stock dividends, spinoffs, recapitalizations and like events), without the prior affirmative vote of the holders of a majority in voting power of the shares of capital stock of the Corporation present at a stockholders meeting in person or by proxy and entitled to vote thereon.

ARTICLE VI -AMENDMENTS

Section 1. By the Board of Directors. In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law and the Certificate of Incorporation, the Board of Directors is expressly authorized to alter, amend or repeal any provision of these By-laws or make new by-laws.

Section 2. By the Stockholders. Except as otherwise provided in Section 3 of this Article VI, the stockholders of the Corporation shall have the power to alter, amend or repeal any provision of these By-laws or make new by-laws by affirmative vote of the holders of a majority in voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, voting together as a single class; provided, however, that the power of the stockholders to, alter, amend or repeal any provision of these By-laws or make any new by-laws is further subject to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation as may be required by the Delaware General Corporation Law, the Certificate of Incorporation, or these By-laws.

Section 3. Certain Provisions. Notwithstanding any other provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these By-laws (including Section 2 of this Article VI), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required for the stockholders to alter, amend or repeal, or make any new by-laws inconsistent with, Article II or this Article VI of these By-laws. This Section 3 is not intended to abrogate or otherwise affect the power of the Board of Directors to amend Article II or Article VI pursuant to Section 1 of this Article VI.

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